Exhibit 99.2

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK é é é EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

AVALON ACQUISITION INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [●], 2023.

INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend: https://www.cstproxy.com/[●]/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD	Please mark your votes like this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” BOTH PROPOSALS.

• The Business Combination Proposal —	FOR	AGAINST	ABSTAIN	• The Adjournment Proposal —	FOR	AGAINST	ABSTAIN
To consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of September 21, 2022	☐	☐	☐	To consider and vote upon a proposal to adjourn the special meeting of Avalon (the “Avalon Special Meeting”) to a later date or	☐	☐	☐
(the “Business Combination Agreement”), by and among Avalon Acquisition Inc. (“Avalon”), The Beneficient Company Group, L.P., a Delaware limited partnership (“BCG,” and as converted into a Nevada corporation, “Beneficient”), Beneficient Merger Sub I, Inc., a Delaware corporation and subsidiary of BCG (“Merger Sub I”), and Beneficient Merger Sub II, LLC, a Delaware limited liability company and subsidiary of BCG (“Merger Sub II”), certain related agreement and transactions contemplated thereby (the “Business Combination”) pursuant to which, among other things, (i) BCG will convert from a Delaware limited partnership to a Nevada corporation; (ii) Merger Sub I will merger with and into Avalon (the “Avalon Merger”), with Avalon surviving the merger as a wholly-owned subsidiary of Beneficient (the “Avalon Merger Surviving Corporation”); and (iii) within two weeks following the consummation of the Avalon Merger, Avalon Merger Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly-owned subsidiary of Beneficient (the proposal, the “Business Combination Proposal”).				time, if necessary, to permit further solicitation of proxies if, based upon the tabulated vote at the time of the Avalon Special Meeting, there are not sufficient votes to approve the Business Combination Proposal or holders of Class A common stock of Avalon, par value $0.0001 per share (the “Avalon Class A common stock”), have elected to redeem an amount of Avalon Class A common stock such that (i) Avalon would have less than $5,000,001 of net tangible assets, or (ii) the Nasdaq Listing Condition (as defined in the proxy statement/prospectus) would not be satisfied (the proposal, the “Adjournment Proposal”). The Avalon Merger is not conditioned upon the approval of the Adjournment Proposal.

CONTROL NUMBER

Signature Signature, if held jointly Date , 2023

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders

to be held on [●], 2023

This notice of meeting and the accompanying

proxy statement are available at

https://www.cstproxy.com/[●]/2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

AVALON ACQUISITION INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of [●] and [●] (each, a “Proxy”) as proxy, with the power to appoint a substitute to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Special Meeting of stockholders (the “Special Meeting”) of Avalon Acquisition Inc. to be held on [●], 2023 at [●] Eastern Time, virtually via live webcast at https://www.cstproxy.com/[●]/2023 or at any adjournments and/ or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR BOTH PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)